STANDBY AND SUBORDINATION AGREEMENT


         This Standby And Subordination Agreement (the "Agreement") is made as of the 31st day of May, 2001, by and between Fifth Third Bank, an Ohio banking corporation ("Bank") and Interlott Technologies, Inc., a Delaware corporation ("Borrower").

         A. Bank has existing loans to Borrower pursuant to the Credit Agreement between Borrower and Bank dated January 25, 2001, as amended or as it may be amended from time to time, with the latest amendment being that Third Amendment to Credit Agreement dated of even date herewith (the "Senior Credit Agreement") and all associated and ancillary documents evidencing such Obligations (as defined in the Senior Credit Agreement). When acting in regard to the Senior Credit Agreement, Bank shall be referred to as "Senior Bank".

         B. Bank has also made loans and financial accommodations to Borrower pursuant to the Credit Agreement ($5,000,000 Subordinate Debt) by and between Bank and Borrower of even date herewith as the same may be amended from time to time (the "Subordinated Debt Credit Agreement"). The debt of the Borrower to Bank under the Subordinated Debt Credit Agreement (the "Subordinated Claim") shall be subordinated to the debt of the Borrower to the Bank under the Senior Credit Agreement on the terms set forth herein. When acting in regard to the Subordinated Credit Agreement, bank shall be referred to as "Junior Bank".

         C. The Subordinated Claim is secured by security interest in and lien upon substantially all business assets of Borrower pursuant to the Security Agreement and other Loan Documents (as defined in the Senior Credit Agreement) executed by Borrower in favor of Bank on or about January 25, 2001 in connection with the Senior Credit Agreement. Borrower and Bank agree that the indebtedness of Borrower to Junior Bank represented by the Subordinated Claim, as well as the security interest granted to Junior Bank to secure the Subordinated Claim, shall be in all ways junior and subordinate to the indebtedness of Borrower to Senior Bank under the Senior Credit Agreement, subject to the terms set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. The amount of the Subordinated Claim shall not, in the absence of the written consent of Senior Bank to the contrary, be increased by the amount of any and all additional indebtedness, regardless of its nature, hereafter owing by Borrower to Junior Bank, and in such event "Subordinated Claim" shall mean the amount above set forth together with such additional indebtedness.

         2. The Subordinated Claim is postponed in favor of, and made junior and subordinate in all respects to any and all obligations, liabilities and indebtedness of Borrower to Senior Bank under the Senior Credit Agreement, due or to become due, direct or contingent and whether now existing or contemporaneously or hereafter arising or contracted, whether with any other person or not (all hereinafter called "Senior Debt"), upon the terms and to the extent set forth herein.

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                   3. Borrower shall make no payments upon the Subordinated
Debt, except that Borrower shall be permitted to make the scheduled monthly interest payment provided that: (i) Borrower is in compliance with all covenants set forth in Section 5 of the Senior Credit Agreement; (ii) there is no Event of Default or breach of the Senior Credit Agreement or the Loan Documents (as defined therein), and (iii) payment of the proposed payment will not cause Borrower to be in violation of the terms of the Senior Credit Agreement or the Loan Documents (as defined therein). Borrower shall further be permitted to make one principal payment per fiscal quarter provided that Borrower has met each of conditions (i), (ii), and (iii) above, and further provided that Borrower shall have maintained available credit under the Facility (as defined in the Credit Agreement) of at least $2,000,000 plus the amount of the proposed principal payment on a proforma basis on each of: a) the last day of each month for the fiscal quarter prior to the quarter in which the proposed principal payment is to be made, and b) the last day of each month for the fiscal quarter in which the payment is made.
 .

         4. Except as set forth herein, without the prior written consent of Senior Bank, Borrower will not make, and Junior Bank will not accept or receive, any payments, in cash or otherwise, on account of the principal of, the Subordinated Claim. In the event that Borrower makes any payment upon the Subordinated Claim in violation of this Agreement, Senior Bank shall recover such payment from Junior Bank and shall apply any such payment to the Senior Debt in the manner prescribed in the Senior Credit Agreement.

         5. It is acknowledged that the Subordinated Claim is secured by a security interest in and lien upon substantially all business assets of the Borrower (the "Collateral") pursuant to the Security Agreement and other Loan Documents (as defined in the Senior Credit Agreement) executed by Borrower in favor of Bank dated January 25, 2001. Notwithstanding anything to the contrary in the Senior Credit Agreement, the Security Agreement, or the Subordinate Debt Credit Agreement, the security interest of Junior Bank in the Collateral securing the Subordinated Claim shall be at all times be subject, junior and subordinate to any security interest or lien in favor of Senior Bank securing Borrower's obligations under the Senior Credit Agreement. It is agreed and acknowledged that all proceeds of the Collateral shall first be applied to satisfy the Senior Debt in full, and only after the Senior Debt is paid in full shall any remaining proceeds be applied to the Subordinated Claim. Absent Senior Bank's written consent, Borrower will not give, and the Junior Bank will not take, any additional collateral or security for the Subordinated Claim or any part thereof.

         6. Junior Bank agrees that it shall take no action to enforce its rights under the Subordinated Debt Credit Agreement, without the prior written consent of Senior Bank under the Senior Credit Agreement, for a period of one hundred eighty (180) days after the earlier of a) occurrence of an Event of Default, or b) a breach under the Subordinated Debt Credit Agreement. Junior Bank shall provide notice to Senior Bank of the occurrence of any such Event of Default or breach. The foregoing shall not act in any way to qualify or restrict Senior Bank's right to exercise its remedies under the Senior Credit Agreement or the Loan Documents (as defined therein) during such period.

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         7.       Bank agrees that until the Senior Debt is satisfied in full:

                    a) any and all consents and approvals of any secured party relating to the Collateral shall be given by Senior Bank, with the consent of Junior Bank;

                    b) the application of the net proceeds of any insurance recovery shall be applied first to the Senior Debt, and thereafter to the Subordinated Claim;

                    c) any and all demands to be made with respect to the Collateral (including without limitation demands that Borrower deliver possession of Collateral), shall be made first by Senior Bank under the Senior Credit Agreement in its sole discretion;

                    d) any and all decisions relating to the release of Collateral from the liens of the Bank shall be made by Senior Bank only with the consent of Junior Bank.

         8. Upon any breach of this Agreement by Borrower, Bank, at its option, may declare all indebtedness of Borrower to it to be immediately due and payable, and shall, in addition, reapply any and all payments made on account of the Subordinated Claim in violation of the provisions hereof on account of the Senior Debt.

         9. This Agreement shall continue in force in any event for so long as Borrower shall be indebted to Senior Bank under the Senior Credit Agreement.

         10. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Bank and Borrower.

         11. No postponement or delay on the part of Bank in the enforcement of any right hereunder shall constitute a waiver of such right and any waiver of any default by Bank of Borrower's obligations hereunder under any indebtedness of Borrower owed to Bank will not be deemed to be a waiver of any subsequent default by Borrower.



                       THIS SPACE INTENTIONALLY LEFT BLANK





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         WITNESS the due execution hereof as of this 31st day of May, 2001.


                                             FIFTH THIRD BANK


                                             By:      ________________________

                                             Its:     ________________________


                                             INTERLOTT TECHNOLOGIES,
                                             INC.

                                             By:      ________________________

                                             Its:     ________________________








































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